      As filed with the Securities and Exchange Commission on July 7, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                         TRUE NORTH COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)
                                ---------------
                Delaware                               36-1088161
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)
                              101 East Erie Street
                          Chicago, Illinois 60611-2897
                                 (312) 425-6500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             David A. Bell                       Theodore J. Theophilos
        Chief Executive Officer          Executive Vice President of Corporate
     True North Communications Inc.         Development and Business Affairs
          101 East Erie Street               True North Communications Inc.
      Chicago, Illinois 60611-2897                101 East Erie Street
             (312) 425-6500                   Chicago, Illinois 60611-2897
                                                     (312) 425-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:
          Andrew H. Shaw, Esq.              Suzanne Sutkowski Bettman, Esq.
            Sidley & Austin                  True North Communications Inc.
        One First National Plaza                  101 East Erie Street
        Chicago, Illinois 60603               Chicago, Illinois 60611-2897
                                ---------------
   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
 Title of each class of              Proposed maximum  Proposed maximum
    securities to be    Amount to be  offering price      aggregate         Amount of
       registered        registered      per unit       offering price   registration fee
-----------------------------------------------------------------------------------------
Debt Securities,
 Preferred Stock (par
 value $1.00 per share)
 and Depositary Shares
 (1)(2)(3)............        (1)(2)         (1)(2)   $250,000,000(2)(4)    $69,500(5)
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) This registration statement covers an indeterminate principal amount of debt securities, an indeterminate number of shares of preferred stock and an indeterminate number of depositary shares of the registrant as shall have an aggregate initial public offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial public offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction I.D. of Form S-3 under the Securities Act.
(3) If the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to persons purchasing the fractional interests, and preferred stock will be issued to the depositary under the deposit agreement.
(4) Estimated solely for the purpose of calculating the registration fee.
(5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.
                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       PRELIMINARY, SUBJECT TO COMPLETION

                               DATED JULY 7, 1999

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                  $250,000,000

                         True North Communications Inc.

             Debt Securities, Preferred Stock and Depositary Shares

                               ----------------

  True North Communications Inc. intends to offer at one or more times debt securities and preferred stock, interests in which may be represented by depositary shares. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the manner in which we will offer the securities.

                               ----------------

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                                        , 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Cautionary Note Regarding Forward-Looking Statements.......................   3
About this Prospectus......................................................   3
Where You Can Find More Information........................................   3
The Company................................................................   5
Use Of Proceeds............................................................   5
Ratios Of Earnings To Fixed Charges........................................   6
Description Of Debt Securities.............................................   6
Description Of Preferred Stock.............................................  17
Description Of Depositary Shares...........................................  18
Plan Of Distribution.......................................................  21
Legal Matters..............................................................  22
Experts....................................................................  22

   You should rely only on the information we provide or incorporate by reference in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different or additional information. We are offering to sell the securities offered by this prospectus, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of the securities. In this prospectus, "True North," "we," "us" and "our" refer to True North Communications Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference contain "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

   Important factors that may affect these projections or expectations include, but are not limited to:

  (1) general economic and business conditions;

  (2) changes in demand for our services;

  (3) changes in competition;

  (4) our ability to integrate acquisitions or complete future acquisitions;

  (5) interest rate fluctuations;

  (6) dependence upon and availability of qualified personnel; and

  (7) changes in governmental regulation.

   Investors should evaluate any statements in light of these important factors.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities and preferred stock, including interests in preferred stock represented by depositary shares, described in this prospectus in one or more offerings with a total offering price not to exceed $250,000,000. This prospectus provides you with a general description of the securities we propose to issue. Each time we sell securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and any applicable prospectus supplement and pricing supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information. In addition, the SEC maintains a Website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's Website is http://www.sec.gov. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the sale of all the securities covered by this prospectus:

  .  Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  . Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

  .  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

  . Current Reports on Form 8-K dated February 25, 1999, March 12, 1999, April 13, 1999, April 16, 1999 and June 14, 1999;

  . The description of our capital stock contained in our registration statement on Form S-4 filed on November 26, 1997, Registration No. 333-41189, and any amendment or report filed for the purposes of updating such description; and

  . The description of the Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed on November 5, 1998, as amended by our registration statement on Form 8-A/A filed on April 16, 1999, and any amendment or report filed for the purpose of updating such description.

   This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules. For further information on us and our consolidated subsidiaries and the securities we are offering, you may review the information and exhibits in the registration statement. The registration statement and exhibits are also available at the SEC's public reference room or through its Website. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

   You may request copies of these filings, without charge, by writing or calling our corporate secretary at 101 East Erie Street, Chicago, Illinois 60611-2897, (312) 425-6500. In order to ensure delivery of documents, you should make any requests not later than five business days prior to making an investment decision.

                                  THE COMPANY

   In January 1995, True North succeeded Foote, Cone & Belding Communications, Inc. as the holding company for Foote, Cone & Belding, Inc.--one of America's largest advertising agencies. In December 1997, through our acquisition of Bozell, Jacobs, Kenyon & Eckhardt, Inc., we almost doubled our size by adding Bozell Worldwide, Temerlin McClain and several specialized communications businesses to our network.

   We offer full-service advertising through two separate, independent global agency networks: FCB Worldwide and Bozell Worldwide. We also operate two other significant independent full-service agencies, Temerlin McClain, Inc. and Tierney & Partners. In addition, we own several marketing services and specialty advertising companies through the True North Diversified Services Companies, and several interactive marketing companies through TN Technologies Inc. FCB Worldwide and Bozell Worldwide, by themselves and through their respective subsidiaries and affiliates, independently operate advertising agency networks. Their primary business is to create marketing communications for their clients' goods and services across the total spectrum of advertising and promotion media. Each of the agency networks has its own clients and competes with the other in many markets.

   Our corporate headquarters are located at 101 East Erie Street, Chicago, Illinois 60611-2897, and our telephone number is (312) 425-6500.

                                USE OF PROCEEDS

   We currently intend to use the net proceeds from the sale of any securities offered by this prospectus and the applicable prospectus supplement for:

  (1) general corporate purposes, which may include the repayment of long-term and short-term indebtedness;

  (2) working capital;

  (3) securities repurchase programs;

  (4) investments in, or extensions of credit to, our subsidiaries;

  (5) financing of possible acquisitions; and

  (6) other purposes as may be stated in the applicable prospectus supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table shows the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. To date, we have not issued preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges shown below.

                                                     Three Months Three Months
                           Year Ended December 31,      Ended        Ended
                          --------------------------  March 31,    March 31,
                          1994 1995 1996  1997  1998     1998         1999
                          ---- ---- ---- ------ ---- ------------ ------------
Ratio of earnings to
 fixed charges (1)....... 2.52 2.13 2.13 .08(2) 2.66     1.72         2.16

--------
(1) On December 30, 1997, we acquired Bozell, Jacobs, Kenyon & Eckhardt, Inc. through a merger with one of our wholly-owned subsidiaries. The merger was accounted for as a "pooling of interests." As a result, we restated our financial statements for each of our fiscal years ended December 31, 1994 through December 31, 1997. Our fiscal year ends on December 31; Bozell, Jacobs, Kenyon & Eckhardt, Inc.'s fiscal year ended on March 31. Our financial reporting period ending December 31 was adopted by the combined entity. For purposes of calculating the ratio of earnings to fixed charges, we conformed the fiscal years of the two companies only for the fiscal years ended December 31, 1995 and thereafter.
   In February 1999, we issued 1,201,000 shares of our common stock for all of the outstanding capital stock of The Financial Relations Board, Inc., a Chicago-based investor relations firm. This acquisition has been accounted for as a pooling of interests and, accordingly, we restated our consolidated financial statements for all periods prior to the acquisition.
(2) The ratio of earnings to fixed charges for the year ended December 31, 1997 before restructuring charges of $80,946,000 and other unusual or one-time write-offs of $56,852,000 was 3.02x. The restructuring charges related primarily to costs incurred resulting from the acquisition of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and other one-time write-offs occurring during the year or at the time of the acquisition.

   In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings before income taxes plus fixed charges. Fixed charges are the sum of interest on indebtedness, amortization of debt discount and expense and that portion of net rental expense deemed representative of the interest component.

                         DESCRIPTION OF DEBT SECURITIES

   We may issue debt securities under an indenture between us and the trustee named in the applicable prospectus supplement. The form of indenture is an exhibit to the registration statement we filed with the SEC, of which this prospectus is a part. We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the applicable prospectus supplement. These descriptions are only summaries, and you should refer to the indenture which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

General

   Unless otherwise specified in the applicable prospectus supplement, the debt securities will constitute part of our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

   The indenture does not limit the aggregate principal amount of debt securities issuable under it. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

   The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  (1) the title of the series of debt securities;

  (2) any limit on the aggregate principal amount of the debt securities;

  (3) the date or dates on which principal and premium, if any, on the debt securities will be payable;

  (4) the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  (5) the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  (6) the place or places where the debt securities may be exchanged or transferred;

  (7) the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

  (8) the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  (9) the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000

  (10) if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  (11) if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  (12) if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  (13) if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  (14) any changes or additions to events of default or covenants set forth in the indenture with respect to the debt securities;

  (15) the form and terms of any guarantee of the debt securities and the terms and conditions, if any, upon which any guarantees will be subordinated to other of our indebtedness or that of any guarantor;

  (16) if and as applicable, the terms of any right to exchange for or convert the debt securities into other of our securities or property;

  (17) if we will issue the debt securities in whole or in part in the form of global securities; and

  (18) any other terms of the debt securities.

   The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

   Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

   All moneys paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remain unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

   In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

   The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

   Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

   Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

   The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

   DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

   DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

   It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

   So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

  . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

  . we determine not to require all of the debt securities of a series to be represented by a global security.

   If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

Covenants

   Except as described below or as otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provision that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as a highly leveraged transaction.

   Unless otherwise indicated in the applicable prospectus supplement, some covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of such series are outstanding. Terms used in the description of these covenants are defined under "Definitions Applicable to Covenants" at the end of this section.

   Limitations on Liens. If we or any of our Restricted Subsidiaries incur any Indebtedness secured by an interest in or lien on any of our assets or those of any Restricted Subsidiary, we are required to secure the then-outstanding debt securities equally and ratably with, or, at our option, prior to, the Indebtedness. The preceding provisions will not require us to secure the debt securities if the liens consist of either Permitted Liens or liens securing excepted Indebtedness.

   Limitations on Sale and Lease-Back Transactions. We and our Restricted Subsidiaries will not sell or transfer any assets with the intention of entering into a lease of the assets for a term of more than three years unless

  . the assets have not been owned by us or any of our Restricted Subsidiaries or have not been in full operation for more than one year prior to the sale or transfer;

  . we or such Restricted Subsidiary could incur Indebtedness secured by a lien on the assets at least equal in amount to the Attributable Debt with respect to the transaction without equally and ratably securing the debt securities under the limitation on liens in the indenture;

  . we apply an amount equal to the value of such assets within 120 days of such sale

    -- to the defeasance or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or by way of payment at maturity, of debt securities or other Indebtedness incurred by us or a Restricted Subsidiary that matures more than one year after the creation of the Indebtedness, or

    -- to the purchase, construction or development of other comparable property; or

  .  the transaction is between us and any of our Restricted Subsidiaries.

   Excepted Indebtedness. Notwithstanding the foregoing limitations on liens and sale and lease-back transactions, and without limiting our or any Restricted Subsidiary's ability to issue, incur, create, assume or guarantee Indebtedness secured by Permitted Liens, we or any Restricted Subsidiary will be permitted to incur Indebtedness secured by a lien or may enter into a sale and lease-back transaction, in either case, without regard to the restrictions contained in the preceding two paragraphs, if the sum of (a) the aggregate principal amount of all Indebtedness secured by liens, other than Permitted Liens, or, if less, the fair market value of the property subject to the lien, as determined in good faith by our board of directors and (b) the Attributable Debt of all such sale and lease-back transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed 10% of Consolidated Net Worth.

   Restrictions on Subsidiary Debt. The indenture provides that we will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt, except:

  (1) Funded Debt outstanding on the date of the indenture;

  (2) Funded Debt incurred by a Restricted Subsidiary and held by us or any other Subsidiary;

  (3) Funded Debt incurred by a person, including an entity, prior to the time

    .  the person became a Restricted Subsidiary;

    .  the person merges into or consolidates with a Restricted Subsidiary;
       or

    . a Restricted Subsidiary merges into or consolidates with the person, in a transaction in which the person becomes a Restricted
       Subsidiary;

    in each case which Funded Debt was not incurred in anticipation of the transaction and was outstanding prior to the transaction;

  (4) Funded Debt incurred to provide funds for all or part of the cost of acquisition, construction, development or improvement of property, including shares of equity interests, provided, however, that the commitment of the creditor to extend the credit evidenced by the Funded Debt was obtained not later than 180 days after the later of

    . the completion of the acquisition, construction, development or improvement of the property, or

    .  the placing in operation of the property;

  (5) Funded Debt which is exchanged for, or the proceeds of which are used to replace or refund, any Funded Debt permitted to be outstanding under items (1) through (4) above, or any extension or renewal of the Funded Debt, in an aggregate principal amount not to exceed the principal amount of the Indebtedness so exchanged, replaced or refunded;

  (6) Funded Debt not otherwise permitted under items (1) through (5) above that, together with any other outstanding Funded Debt incurred pursuant to this item (6), has an aggregate principal amount at any time outstanding that does not exceed 15% of Consolidated Net Worth; and

  (7) Funded Debt which would be permitted to be incurred under "Limitations on Liens."

   Definitions Applicable to Covenants. The term "Attributable Debt" means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of

  . the fair market value of the property subject to the transaction, as determined in good faith by our board of directors;

  . the present value, discounted at the lease's identified or implicit rate of interest, if determinable, of the total net amount of rent (as described below) required to be paid under the lease during the remaining term of the lease, including any renewal term or period for which the lease has been extended; or

  . if the obligation with respect to the sale and lease-back transaction constitutes an obligation that we must classify and account for as a capitalized lease for financial reporting purposes in accordance with GAAP, the amount equal to the capitalized amount of the obligation determined in accordance with GAAP and included in the financial statements of the lessee.

   The term "rent" does not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (a) the net amount determined assuming termination upon the first date the lease may be terminated, in which case the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first day upon which it may be so terminated and (b) the net amount determined assuming no termination.

   The term "Consolidated Net Worth" means, at any date of determination,

  . our total assets and those of our Subsidiaries, including, without limitation, all items that are treated as intangibles in accordance with GAAP, at such date, less

  . our total liabilities and those of our Subsidiaries, including, without limitation, all deferred taxes, at such date,

in each case determined on a consolidated basis and in accordance with GAAP; provided, however, that the term "Consolidated Net Worth" will not give effect to any cumulative translation adjustments, whether positive or negative, at any such date.

   The term "Funded Debt" means Indebtedness incurred, assumed or guaranteed maturing by its terms more than one year from its date of creation or which is extendable or renewable at the option of the obligor so as to be payable more than one year from its date of creation, provided, however, that Funded Debt will not include obligations created under leases, or any Indebtedness or portion of Indebtedness maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt, unless it is extendable or renewable at the sole option of the obligor so as to be payable more than one year from the date of computation, or any Indebtedness, the payment or redemption of which money in the necessary amount has been deposited in trust either at or before the maturity or redemption date.

   The term "Indebtedness" means, with respect to any person, without duplication for indebtedness or other obligations of the person, any indebtedness of the person for money borrowed, whether incurred, assumed or guaranteed, and including obligations under capitalized leases.

   The term "Permitted Liens" means

   (1) liens on property or assets acquired or held by us or any of our Restricted Subsidiaries incurred to secure the payment of all or any part of the purchase price of the property or assets or to secure Indebtedness incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price, or liens existing on any property or assets at the time of its acquisition, other than any liens created in contemplation of the acquisition that were not incurred to finance all or any part of the purchase price of the property or assets; provided, however, that the lien does not extend to or cover any property or assets of any character other than the property or assets being acquired; and provided, further, that any Indebtedness secured by the liens are otherwise permitted under the terms of the indenture;

   (2) liens on property or assets of a person, including any entity, other than us or any of our Restricted Subsidiaries, existing at the time we or our Restricted Subsidiaries purchase or acquire the property or asset, provided, however, that the liens were not created in contemplation of the purchase or other acquisition and do not extend to any property or assets other than those so purchased or otherwise acquired;

   (3) liens affecting property or assets of a person, other than us or any of our Restricted Subsidiaries, existing at the time the person merges into or consolidates with us or a Restricted Subsidiary or becomes a Restricted Subsidiary or at the time of the sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided, however, that the liens were not created in contemplation of the merger, consolidation or acquisition and do not extend to any property or assets other than those of the person so merged into or consolidated with, or acquired by, us or such Restricted Subsidiary;

   (4) liens to secure Indebtedness owing by a Restricted Subsidiary to us or to a Restricted Subsidiary;

   (5) liens existing on the date of initial issuance of the debt securities of a particular series;

   (6) liens in favor of the United States or any of its States, territories or possessions, or the District of Columbia, or any department, agency, instrumentality or political subdivision of any of those political entities, to secure partial, progress, advance or other payments;

   (7) liens on any property to secure all or part of the cost of its alteration, repair or improvement or Indebtedness incurred to provide funds for this purpose in a principal amount not exceeding the cost of the improvements or construction;

   (8)  purchase money liens on personal property;

   (9) liens, including judgment liens, arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as such proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution on the liens is stayed and for which we have established any reserves required in accordance with GAAP;

  (10) carriers', warehousemen's, mechanics', landlords', materialmens', repairmens' or other similar liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, provided, however, that

    . any proceedings commenced for the enforcement of the liens have been stayed or suspended within 30 days after their commencement, and

    . provision for the payment of the liens has been made on our books to the extent required by GAAP;

  (11) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the underlying property or interfere with the ordinary conduct of our business or that of any Restricted Subsidiary;

  (12) pledges or deposits to secure obligations under workers' compensation laws or other similar legislation, other than in respect of employee benefit plans subject to the Employee Retirement Security Act of 1974, or to secure public or statutory obligations;

  (13) liens securing the performance of, or payment in respect of, bids, tenders, government contracts, other than for the repayment of borrowed money, surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

  (14) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of the lessor or sublessor may be subject that is incurred in the ordinary course of business; and

  (15) extensions, renewals or replacements of any lien referred to in the above items; provided, however, that any liens permitted by any of the above items do not extend to or cover any of our property or that of the Restricted Subsidiary, as the case may be, other than the property specified in these items and improvements to that property; and provided, further, that any Indebtedness secured by the liens is otherwise permitted under the terms of the indenture.

   The term "Restricted Subsidiary" means any Subsidiary which meets any of the following conditions:

    . our and our other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year;

    . our and our other Subsidiaries' proportionate share of the total assets, after intercompany eliminations, of the Subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

    . our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of our income and that of our subsidiaries consolidated for the most recently completed fiscal year;

provided, however, that the term "Restricted Subsidiary" does not include any Subsidiary less than 60% of the capital stock with voting power, under ordinary circumstances, to elect directors of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or by us and one or more of our other Subsidiaries, if the common stock of that Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or in the over-the-counter market.

   The term "Subsidiary" means, with respect to any person, including any entity, any corporation, partnership, joint venture, limited or unlimited liability company, trust or estate of which, or in which, more than 50% of:

    . the issued and outstanding shares of capital stock having voting power, under ordinary circumstances, to elect directors of the corporation, irrespective of whether at the time shares of capital stock of any other class or classes of the corporation have or might have voting power upon the occurrence of any contingency;

    . the interest in the capital or profits of the limited or unlimited liability company, partnership or joint venture; or

    .  the beneficial interest in the trust or estate,

is at the time, directly or indirectly, owned or controlled by the person, by the person and one or more of its other Subsidiaries or by one or more of the person's other Subsidiaries.

Consolidation, Merger and Sale of Assets

   We may not consolidate or merge with or into, any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless

    . we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

    . immediately after giving effect to the transaction, there is no default and no event of default under the indenture.

   If we consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

   Unless otherwise specified in the applicable prospectus supplement, "events of default" under the indenture with respect to debt securities of any series will include:

  (1) default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

  (2) default in the payment of principal of or premium on any debt security of that series when due;

  (3) default in the deposit of any sinking fund payment when due;

  (4) failure to comply with any of our other agreements contained in the indenture for a period of 60 days after notice to us by the trustee or by the holders of at least 25% in principal amount of the debt securities of that series;

  (5) occurrence of an event of default within the meaning of another mortgage, indenture or debt instrument under which there may be issued any of our Indebtedness, other than the debt securities of such series, in an amount in excess of $10,000,000 and which

    . consists of default in the payment of the Indebtedness at maturity, after giving effect to any applicable grace period, or

    . results in the Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and we have not cured the default in payment or the acceleration is not rescinded or annulled within 10 days after written notice to us from the trustee or to us and to the trustee from the holders of at least 25% in principal amount of the debt securities of that series; provided, however, that if, prior to a declaration of acceleration of the maturity of the debt securities of that series or the entry of judgment in favor of the trustee in a suit pursuant to the indenture, the default has been remedied or cured by us or waived by the holders of the Indebtedness, then the event of default will be deemed likewise to have been remedied, cured or waived; and

  (6) certain events of bankruptcy, insolvency or reorganization with respect to us and our Restricted Subsidiaries.

   No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

   In general, the indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

   If there is a continuing event of default, the trustee or the holders of at least 25% in principal amount of the debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal, or such specified amount, of and interest on all debt securities of that series will become immediately payable without any act on the part of the trustee or any holder of debt securities. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults.

   The trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in the indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

   No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

    . the holder shall have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

    . the holders of at least 25% in principal amount of the debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with the request and has failed to institute the proceeding within 60 days.

   Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

   The indenture requires us to furnish to the trustee annually a certificate as to our compliance with the indenture.

Modification of the Indenture

   The indenture permits us and the trustee to amend the indenture without the consent of the holders of any of the debt securities

  (1) to evidence the succession of another corporation and the assumption of our covenants under the indenture and the debt securities;

  (2) to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

  (3) to cure any ambiguity, defect or inconsistency; and

  (4) for other purposes as described in the indenture.

   The indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of the indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may

  (1) change the maturity or principal of or premium, if any, or any installment of principal or interest on any debt security;

  (2) reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

  (3) reduce the amount of principal payable upon acceleration of maturity;

  (4) change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

  (5) reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

  (6) change our obligation with respect to the redemption provisions of the indenture in a manner adverse to the holder; or

  (7) modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

   The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indenture.

Defeasance and Covenant Defeasance

   We may elect either

    . to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

    . to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of each series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the indenture.

   We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Regarding the Trustee

   The trustee with respect to any series of debt securities will be identified in the prospectus supplement relating to the debt securities.

   The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

   Under our certificate of incorporation, we may issue, in one or more classes or series, up to 100,000 shares of preferred stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are designated in resolutions adopted by our board of directors or one of its committees. No shares of preferred stock are currently outstanding, but 45,000 shares of preferred stock are reserved for issuance in connection with the Rights Agreement, dated November 4, 1998, as amended, between us and The First Chicago Trust Company of New York, as Rights Agent. Under the Rights Agreement, each share of our common stock is issued together with one right entitling its holder, upon the occurrence of events described in the Rights Agreement, to purchase from us, at a price of $100, subject to adjustment, one two-thousandth of a share of our Series B Junior Participating Preferred Stock.

   The preferred stock, if and when issued, will be fully paid and nonassessable and holders of the preferred stock will have no preemptive rights.

   The specific terms of any preferred stock offered by this prospectus will be described in the prospectus supplement relating to such preferred stock, and the summaries of the provisions of the preferred stock contained in this prospectus and in the prospectus supplement are subject to, and are qualified by reference to, our certificate of incorporation and the certificate of designation relating to the particular class or series of preferred stock. You should refer to the prospectus supplement relating to the preferred stock being offered for the specific terms, including:

   (1)  the designation of the preferred stock;

   (2) the number of shares of the preferred stock offered, the liquidation preference per share and the initial offering price of the preferred stock;

   (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

   (4) the date from which dividends on the preferred stock will accumulate, if applicable;

   (5) the procedures for any auction and remarketing, if any, of the preferred stock;

   (6)  the provision of a sinking fund, if any, for the preferred stock;

   (7)  the provision for redemption, if applicable, of the preferred stock;

   (8)  any listing of the preferred stock on any securities exchange;

   (9) the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock or other securities, and whether at our option or the option of the holder;

  (10) whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

  (11)  the voting rights, if any, of the preferred stock;

  (12) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

  (13) a discussion of federal income tax considerations applicable to the preferred stock.

   Subject to our certificate of incorporation and to any limitations contained in the then-outstanding preferred stock, we may issue additional classes or series of preferred stock, at one or more times, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as our board of directors or one of its committees determines, all without further action of our stockholders, including holders of then-outstanding preferred stock.

   In the event of any voluntary liquidation, dissolution or winding up of our affairs, the holders of any class or series of preferred stock will be entitled to receive in full out of our assets, including our capital, before any amount will be paid or distributed among the holders of our common stock or any other shares ranking junior to such class or series, the amounts fixed with respect to the class or series and described in the applicable prospectus supplement plus, if additionally provided for, an amount equal to all accrued and unpaid dividends to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of our affairs. After payment to the holders of the preferred stock of the full preferential amounts to which they are entitled, the holders of preferred stock, as such, will have no right or claim to any of our remaining assets.

   Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, will not constitute a liquidation, dissolution or winding up.

                        DESCRIPTION OF DEPOSITARY SHARES

   We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event we exercise this option, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the applicable prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement under a deposit agreement among us, the depositary and the holders of depositary receipts. The depositary receipts will be delivered to persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions such as filing proof of residence and paying various charges.

   The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified by, the provisions of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock.

Dividends

   The depositary will distribute all cash dividends or distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by the holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts, in proportion, as nearly as may be practicable, to the number of depositary shares owned by the holders on the relevant record date, unless the depositary determines, after consultation with us, that it is not feasible to make the distribution, in which case the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of such property and distribution of the net proceeds from the sale to the holders.

Liquidation Preference

   In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, each depositary share will represent, and the owner of the depositary share will be entitled to, the applicable fraction, as specified in the applicable prospectus supplement, of the liquidation preference accorded each share of preferred stock of the applicable series.

Redemption

   If the series of preferred stock represented by the applicable series of depositary shares is redeemable, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

   Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

   Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of depositary shares has the right to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing the depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented by the depositary shares, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with our dissolution and the distribution has been made to all the owners of depositary shares.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, but not on the revenue or income of the depositary. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

   The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

   Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for negligence or willful misconduct. Neither we nor the depositary will be liable if prevented or delayed by law or any circumstance beyond our or their control in performing the obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within

60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

                              PLAN OF DISTRIBUTION

   We may sell securities being offered by this prospectus in three ways: (a) through agents, (b) through underwriters and (c) through dealers.

   We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

   If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

   If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

   Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution.

   The securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If a market in the securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market for the securities.

   In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

   If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell the securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement. Remarketing firms, agents, underwriters and dealers may be entitled, under the agreements with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase any securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

   Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

   Certain underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us and our subsidiaries, or the Trustee, in the ordinary course of business.

                                 LEGAL MATTERS

   Sidley & Austin, One First National Plaza, Chicago, Illinois 60603 will issue an opinion for us about certain legal matters in connection with the legality of the securities.

                                    EXPERTS

   Our consolidated financial statements included, or incorporated by reference, in our Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

   The consolidated statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and its subsidiaries for the year ended March 31, 1997 were audited by KPMG LLP, independent certified public accountants, and are included in the consolidated financial statements of True North Communications Inc. for the year ended December 31, 1996. The report of KPMG LLP on the statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for the year ended March 31, 1997 are incorporated by reference in reliance upon the authority of KPMG LLP as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the Registrant, are as follows:

      Registration Fee................................................ $ 69,500
      Trustee's Fees and Expenses..................................... $  7,000
      Printing and Engraving Fees..................................... $ 50,000
      Legal Fees and Expenses......................................... $ 50,000
      Blue Sky Fees and Expenses...................................... $ 15,000
      Accounting Fees and Expenses.................................... $ 20,000
      Rating Agency Fees.............................................. $100,000
      Miscellaneous Expenses.......................................... $ 13,500
                                                                       --------
                                                                       $325,000

Item 15. Indemnification of Directors and Officers.

   Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Company's Bylaws also provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

   The Company's Restated Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Furthermore, the Company has secured insurance covering the Company and its directors and officers and those of its principal subsidiaries against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
   1.1   Form of Underwriting Agreement (for Debt Securities).*
   1.2   Form of Underwriting Agreement (for Preferred Stock and Depositary
         Shares).*
   4.1   Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to Registrant's Form 10-K for the year ended
         December 31, 1994).
   4.2   Certificate of Ownership and Merger changing Registrant's name to True
         North Communications Inc. (incorporated by reference to Exhibit (3)(i)
         to Registrant's Current Report on Form 8-K filed December 9, 1994).
   4.3   Certificate of Amendment of Restated Certificate of Incorporation,
         filed in Delaware on
         December 30, 1997 (incorporated by reference to Exhibit 4.6 to
         Registrant's Annual Report on Form 10-K for the year ended December
         31, 1997).
   4.4   Certificate of Designation of Series B Junior Participating Preferred
         Stock, filed in Delaware on November 5, 1998 (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on
         Form S-3 filed December 7, 1998 (File No. 333-68485)).
   4.5   Registrant's Bylaws, as amended through May 26, 1999.
   4.6   Rights Agreement dated as of November 4, 1998 between Registrant and
         The First Chicago Trust Company of New York, as Rights Agent
         (incorporated by reference to Exhibit 4.1 to Registrant's Current
         Report on Form 8-K under the Securities Exchange Act of 1934 dated
         November 4, 1998).
   4.7   First Amendment to Rights Agreement dated as of April 12, 1999 between
         Registrant and The First Chicago Trust Company of New York, as Rights
         Agent (incorporated by reference to Exhibit 4.1 to Registrant's
         Current Report on Form 8-K under the Securities Exchange Act of 1934 dated
         April 16, 1999).
   4.8   Form of Certificate of Designation with Respect to Preferred Stock.*
   4.9   Form of Indenture.
  4.10   Form of Debt Security (included in Exhibit 4.9).
  4.11   Form of Depositary Agreement.*
   5.1   Opinion of Sidley & Austin as to the legality of the Securities registered hereunder.*
  12.1   Statement regarding computation of ratio of earnings to fixed charges.
  23.1   Consent of Arthur Andersen LLP, independent certified public accountants.
  23.2   Consent of KPMG LLP, independent certified public accountants.
  23.3   Consent of Sidley & Austin (included in Exhibit 5.1).*
  24.1   Power of Attorney (included on signature page)
  25.1   Statement of Eligibility of Trustee on Form T-1.

--------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Securities Act of 1933.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

   Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of post-effective amendment to this registration statement any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 7, 1999.

                                          TRUE NORTH COMMUNICATIONS INC.

                                                   /s/ David A. Bell
                                          By: _________________________________
                                                       David A. Bell
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Bell, Donald L. Seeley and Theodore J. Theophilos, and each of them, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the following capacities on the 7th day of July, 1999.

              Signature                                  Title

        /s/ David A. Bell               Chairman and Chief Executive Officer
_____________________________________    (principal executive officer)and
            David A. Bell                Director

      /s/ Donald L. Seeley              Vice Chairman, Chief Financial Officer
_____________________________________    (principal financial officer) and
          Donald L. Seeley               Director

       /s/ Kevin J. Smith               Senior Vice President, Chief Accounting
_____________________________________    Officer (principal accounting officer)
           Kevin J. Smith

       /s/ Ronald W. Bess                               Director
_____________________________________
           Ronald W. Bess

   /s/ Joseph A. Califano, Jr.                          Director
_____________________________________
       Joseph A. Califano, Jr.

              Signature                                  Title

   /s/ Donald M. Elliman, Jr.                           Director
_____________________________________
       Donald M. Elliman, Jr.

      /s/ H. John Greeniaus                             Director
_____________________________________
          H. John Greeniaus

    /s/ Leo-Arthur Kelmenson                            Director
_____________________________________
        Leo-Arthur Kelmenson

      /s/ Michael E. Murphy                             Director
_____________________________________
          Michael E. Murphy

   /s/ Charles D. Peebler, Jr.                          Director
_____________________________________
       Charles D. Peebler, Jr.

       /s/ J. Brendan Ryan                              Director
_____________________________________
           J. Brendan Ryan

     /s/ Marilyn R. Seymann                             Director
_____________________________________
         Marilyn R. Seymann

     /s/ Stephen T. Vehslage                            Director
_____________________________________
         Stephen T. Vehslage

                               INDEX TO EXHIBITS

 Exhibit
 Number  Description of Exhibit
 ------- ----------------------
  4.5    Registrant's Bylaws, as amended through May 26, 1999.
  4.9    Form of Indenture.
 12.1    Statement regarding computation of ratio of earnings to fixed charges.
 23.1    Consent of Arthur Andersen LLP, independent certified public accountants.
 23.2    Consent of KPMG LLP, independent certified public accountants.
 25.1    Statement of Eligibility of Trustee on Form T-1.